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                                                                      EXHIBIT 32

                                  CERTIFICATION

  Each of the undersigned hereby certifies, for the purposes of Section 1350 of chapter 63 of title 18 of the United States Code, in his capacity as an officer of Consumer Portfolio Services, Inc., that, to his knowledge, the Annual Report of Consumer Portfolio Services, Inc. on Form 10-K for the year ended December 31, 2006, fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of Consumer Portfolio Services, Inc.








March 9, 2007                   By:    /s/ CHARLES E. BRADLEY, JR.
                                      ------------------------------------------
                                      Charles E. Bradley, Jr.

                                      PRESIDENT AND CHIEF EXECUTIVE OFFICER

March 9, 2007                   By:    /s/ JEFFREY P. FRITZ
                                      ------------------------------------------
                                      Jeffrey P. Fritz, CHIEF FINANCIAL OFFICER